SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8K

                                 CURRENT REPORT

                        Date of Report: December 11, 1997

                           Commission File No. 0-15543
                        METAL RECOVERY TECHNOLOGIES INC.
             (Exact name of Registrant as specified in its charter)

         Delaware                                        71-0628061
(State of Incorporation)                    (I.R.S. Employee Identification No.)

   415 East 151st Street
   East Chicago, Indiana                                        46312
(address of principle executive office)                       (Zip Code)

       Registrant's telephone number, including area code: (219) 397-6261

Item 5.         Other Events

The company is currently negotiating with certain of its creditors to accept shares under Rule 144 at 15 per share in lieu of their debt.

If completely successful this may result in the issuance of up to 9,333,333 shares for $1.4 million of debt.

All issuances will be reported on future 8K filings as and when they arrive.

Signed

/s/

Roy :Pearce
Company Secretary